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May 7, 2026 Brown & Brown, Inc. 300 North Beach Street Daytona Beach, Florida 32114

Re: Brown & Brown, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Brown & Brown, Inc., a Florida corporation (the “Company”), with respect to the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of an additional 6,900,000 shares of its common stock, par value $0.10 per share (the “Shares”), issuable under the Company’s 2019 Stock Incentive Plan, as amended and restated (the “Plan”). This opinion is being issued pursuant to the requirements of the Securities Act.

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i) The Registration Statement and all exhibits thereto.

(ii) The Amended and Restated Articles of Incorporation of the Company.

(iii) The Amended and Restated By-Laws of the Company.

(iv) The Plan.

(v) The records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

We have also examined originals or copies of such other records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed: (i) the genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document; (ii) the authenticity of the originals of the

Brown & Brown, Inc.

May 7, 2026

documents submitted to us; (iii) the conformity to authentic originals of any documents submitted to us as copies; (iv) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company; and (v) that the offer and issuance of Shares pursuant to the Plan will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and nonassessable.

Our opinion is limited to the Florida Business Corporation Act, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Plan and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP